PARACELSUS HEALTHCARE CORPORATION

                              EMPLOYMENT AGREEMENT

To:      Robert L. Smith

This Agreement establishes the terms of your employment with Paracelsus Healthcare Corporation, a California corporation (the "Company") and reflects your employment as the Company's Chief Executive Officer ("CEO").

Employment and Duties              You and the Company agree to your  employment
                                   by the Company as the Company's CEO. In such position, you will report directly to the Company's Board of Directors (the "Board").
                                   You agree to perform whatever duties the Board may assign you from time to time that are consistent with those of the CEO of a public company. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the Board otherwise agrees from time to time). On termination of your employment under this Agreement, you agree that you will promptly resign as an officer and director and from all other officer and director positions at the Company and its subsidiaries and affiliates which you hold at that time.

                                   You represent as a condition to your employment under this Agreement that you are not subject to any agreement or understanding with any other person which might adversely affect your ability to perform your work as the Company's CEO under this Agreement.

Term of Employment                 Your  employment  under this Agreement  shall
                                   begin no later than  _________,  2000 (the
                                   "Effective Date") and,  unless sooner
                                   terminated or extended,  shall end on
                                   December 31, 2001. Your employment term under this Agreement will be automatically extended for the period of one additional year on December 31 of each year, beginning with December 31, 2001 absent notice on or before October 1 of that year from either you or the Company not to extend such term for an additional year. The period running from the Effective Date to December 31, 2001 or, if extended, to the last day of the calendar year of such extension shall be referred to in this Agreement as your "Term".

Compensation
      Base Salary                  The Company will pay you a monthly base
                                   salary (the "Monthly Base Salary") while you are employed under this Agreement, and your initial Monthly Base Salary shall be $35,420 per month, payable in accordance with the Company's generally applicable payroll practices. Future adjustments to your Monthly Base Salary will be made in the discretion of the Company's Option and Compensation Committee. However, no future adjustments will reduce your Monthly
                                   Base Salary below $35,420 per month.

     Benefits                      While you are employed  under this
                                   Agreement,  you will be eligible to
                                   participate in the employee benefit and
                                   fringe  benefit  plans and  programs
                                   generally  available  to the  Company's
                                   executive officers and such additional
                                   benefits as the Board may from time to time provide. If a participant is required to make a contribution or pay a premium to participate in any such plan or program, the Company will reimburse you for up to $6,000 in such contributions and premiums which you make or pay each calendar year. In addition, you will be entitled while employed to the following life insurance and disability coverages and fringe benefits:

                                    Life  Insurance.  The Company will  maintain
                                    (whether   through   individual   or   group
                                    coverage or both) for your benefit while you
                                    are employed life insurance  coverage with a
                                    face amount  equal to three times the amount
                                    of  your  annualized  initial  Monthly  Base
                                    Salary,  $1,000,000  or the face  amount  of
                                    coverage   which  can  be  purchased  for  a
                                    premium  of no  more  than  $6,000  a  year,
                                    whichever  is less.  You will have the right
                                    to name and to change  from time to time the
                                    beneficiary or beneficiaries under such life
                                    insurance  coverage.   Such  life  insurance
                                    coverage  will be in  addition  to any death
                                    benefits  that  may  be  payable  under  any
                                    accidental death and dismemberment plan, any
                                    separate business travel accident  coverage,
                                    or any  qualified or  nonqualified  deferred
                                    compensation   plan   in   which   you   may
                                    participate, and such coverage will also be in addition to any life insurance that you purchase for yourself.

                                   Health Insurance. You agree to elect COBRA coverage under your current employer's group health plan. The Company will reimburse you for your COBRA premiums while your COBRA coverage is in effect, and the Company will provide you, your wife and your children with a comprehensive medical insurance and dental insurance which shall be effective when your COBRA coverage terminates.

                                    Long-Term Disability. lf you become disabled
                                    (as defined in the long-term disability plan
                                    the Company  presently  maintains) while you
                                    are  employed,   you  will  be  eligible  to
                                    receive  disability  benefits  in an  amount
                                    equal to 60% of your then annualized Monthly
                                    Base Salary.  Any amount  payable  under any
                                    salary  continuation  plan or  disability or
                                    other plan  maintained  by the Company,  and
                                    any  amount   payable  to  you  or  to  your
                                    immediate family (if timely applied for) as a Social Security disability benefit or similar benefit will be counted towards the Company's fulfillment of such obligation. Disability benefits will be payable monthly beginning 30 days following your disability and will continue until you are no longer disabled or, if earlier, until you reach age 65 or die, whichever comes first.

                                   Liability Coverage. During your employment, you will be insured under the Company's general liability insurance policy for all acts done by you in good faith to the same extent as the Company insures other senior officers of the Company.

                                    Vacations and Holidays. You will be entitled to five (5) weeks paid vacation time each year, which will vest and accrue on a month pro rata basis without an accrual limit while you are employed and which can be taken as reasonably agreed upon by you and the Option and Compensation Committee. You will be entitled to all holidays as listed annually in the Company's official holiday schedule.

                                    Tax Return  Preparation;  Financial  Advice.
                                    The  Company  while  you are  employed  will
                                    provide  you  with  the  assistance  of  its
                                    regular auditors for the preparation of your
                                    federal and state tax returns without charge
                                    to  you.  In  addition,   the  Company  will
                                    reimburse you while you are employed up to $5,000 per year for the reasonable costs you actually incur for financial and estate planning services.

                                    Annual  Physical.  The Company while you are
                                    employed  will  reimburse  you  100%  of the
                                    reasonable   costs  you  actually  incur  in
                                    obtaining an annual,  comprehensive physical
                                    examination  to be  conducted by your choice
                                    of  physician,   clinic,  or  medical  group
                                    located within a reasonable distance from your place of employment.

                                    Reimbursement  for business  expenses.  Your
                                    reimbursement    for   business    expenses,
                                    including  travel  and   entertainment   and
                                    monthly  country club dues,  will be limited
                                    to  reasonable  and  necessary  expenses you
                                    actually  incur on the  Company's  behalf in
                                    connection  with  performing  duties  on the
                                    Company's  behalf and  subject to (i) timely
                                    submission  of a properly  executed  Company
                                    expense    report   form    accompanied   by
                                    appropriate  supporting  documentation,  and
                                    (ii)  compliance  with Company  policies and
                                    procedures    governing   business   expense
                                    reimbursement   and  reporting   based  upon
                                    principles and guidelines established from time to time by the Board's Audit Committee, including periodic audits by the Company's Internal Audit Department or the Board's Audit Committee.

                                    Annual Performance Bonus. You shall have the
                                    opportunity  while you are  employed to earn
                                    an annual  performance bonus of up to 50% of
                                    your annualized Monthly Base Salary for each
                                    year if you achieve the specific performance
                                    goals  mutually  agreed  upon by you and the
                                    Option  and  Compensation  Committee.   Your
                                    annual performance bonus will be paid no later than 30 days after the completion of the annual audit on which the bonus is based.

                                   However, if you fail to earn an annual performance bonus for year 2000 equal to at least 25% of your Monthly Base Salary actually payable for calendar year 2000, you nevertheless shall receive a minimum bonus for calendar year 2000, provided that your employment has not terminated before December 31, 2000, equal to 25% of your total Monthly Base Salary payable for the calendar year 2000.

                                   Long-term Incentive. When your employment begins you shall receive a restricted stock grant of 1,300,000 shares of the Company's common stock .

                                    This  grant  shall  vest  either  under  the
                                    general  vesting rule or the special vesting
                                    rule,  whichever  is more  favorable to you.
                                    Under the  general  vesting  rule this grant
                                    shall  vest  25%  (or  325,000   shares)  on
                                    January 1, 2001, 25% (or 325,000  shares) on
                                    January 1, 2002, 25% (or 325,000  shares) on
                                    January 1, 2003 and 25% (or 325,000 shares) on January 1, 2004. However, under either the general vesting rule or the special vesting rule you shall vest on a date only if you are still the Company's CEO on that date. Alternatively the option grant shall vest under the special vesting rule as follows:

                                   (i) If the stock price hits $ 3.50 at any time in the first eighteen (18) months of your employment and closes for at least ten
                                   (10) consecutive trading days at or above $ 3.50, 35% (or 455,000) of the shares shall become vested.

                                   (ii) If the stock price hits $ 4.50 at any time in the first twenty four (24) months of your employment and closes for at least ten
                                   (10) consecutive trading days at or above $ 4.50, a total of 66% (or 858,000) of the shares shall become vested.

                                   (iii) If the stock price hits $ 6.00 at any time in the first thirty-six (36) months of your employment and closes for at least ten
                                   (10) consecutive trading days at or above $ 6.00, 100% of the shares shall become vested.

                                   If your employment is terminated by the Company without Cause (as defined in this Agreement) and your right to your restricted stock is less than 50% vested, your right to such stock shall automatically increase to vest 50% (or 650,000 shares).

                                   If your employment is terminated for Cause (as defined in this Agreement), you will forfeit all your unvested restricted stock.

                                   If there is a change of control in the Company as a result of a change in ownership of thirty percent (30%) or more or a change of three (3) or more of the members of the Company's seven (7) member Board of Directors (or a proportionate number of members if the total number of members exceeds seven (7)) in any annual term (other than a change in such members which was approved by a majority of the members of the Board of Directors who were members at the beginning of such term or which results from the death, voluntary resignation or mandatory retirement of a member) and your employment terminates within the one (1) year period following such change of control, your right to your restricted stock will automatically vest 100%.

                                   All of the foregoing stock figures shall be adjusted up or down to reflect any stock split or reverse stock split.

                                   Finally, on each anniversary of this Agreement, beginning on January 1, 2001, you will be granted an additional stock option (if you are still the Company's CEO) to purchase 200,000 shares of the Company's common stock (or an equivalent of that figure if there is a stock split or reverse stock split which increases or decreases the current number of shares of the Company), no stated par value, at an exercise price at the fair market value of a share of such stock at that time, with a term of ten (10) years. These options become fully vested three years after grant (if you are still the Company's
                                   CEO).

                                    Excise  Tax.  If, as a result of a change of
                                    control,   any   option   vesting  or  other
                                    payments trigger a "golden parachute excise tax" for you, such vesting may be delayed or such payments may be suspended or cut back to the extent required to avoid that tax.

                                    Car Allowance. You shall be entitled to receive an annual Car Allowance of $9,600, payable per the Company's generally applicable payroll practices.

Termination                        Subject to the  provisions  of this  section,
                                   you and the Company agree that the Company may terminate your employment, or you may resign, at any time with or without good reason before the end of your Term, except that, if you resign, you agree to provide the Company with 90 days' prior written notice
                                   (unless the Board has previously waived such notice in writing or authorized a shorter notice period).

     For Cause                     The Company may terminate your employment for
                                   "Cause" if you:

                                    (i) act with willful disregard for the
                                    Company's best interests;  provided
                                    however, that such act or action was not approved by the Board;

                                    (ii) seize an opportunity to enhance or diversify the Company's business for yourself instead of offering such opportunity to the Company;

                                    (iii) are convicted of or plead guilty or no
                                    contest  to a felony,  or,  with  respect to
                                    your  employment,  commit  either a material
                                    dishonest   act  or  common   law  fraud  or
                                    intentionally violate any federal or state securities or tax laws; or

                                    (iv) violate the  Company's  code of conduct
                                   or materially breach any provision of this Agreement.

                                   Your termination for Cause will be effective immediately upon the Company's mailing or transmission of notice of such termination. However, before terminating your employment for Cause for any reason (except for the reason described in clause (iii)), the
                                   Company will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause and give you 60 days after you receive such notice to correct the situation (and thus avoid a termination for Cause), unless the Company agrees to extend the time for the correction. You agree that the Board will have the reasonable discretion to determine whether the situation is correctable and whether your correction is sufficient to eliminate the basis for a termination for Cause. If your employment is terminated for Cause, the Company shall have no further obligations to you under this Agreement.

      Without Cause                The Company may terminate your employment
                                   under this Agreement at any time during your Term without Cause. The termination will take effect 60 days after the Company gives you written notice of such termination. If the Company terminates your employment without Cause during your Term, the Company shall pay you your then Monthly Base Salary for the month in which you terminate and shall pay you as severance pay an amount equal to twenty-four (24) months of your final Monthly Base Salary plus any Bonus earned but not yet paid in one lump sum. The
                                   Company thereafter shall have no further obligations to you under this Agreement.
                                   Finally, a failure by the Company to extend your Term, or a failure by the Company to renew or replace the surety bond described in the next paragraph within 30 days prior to its expiration (unless such deadline is extended in writing by Robert L. Smith), shall constitute a termination of your employment by the Company without Cause.

                                   The Company will establish a surety bond at a mutually agreeable insurance company for an amount of $850,000 upon execution of this agreement to satisfy in whole or in part the Company's obligations, if any, under this part of this Agreement.

      Resignation                  If you resign at any time during your Term,
                                   the Company  shall have no further
                                   obligations  to you under this Agreement.

                                   If your employment is terminated, you shall return within 3 business days any and all property to the Company which you have in your possession when your employment terminates and any copies of any such property.

Noncompetition                     You have disclosed to the Board, in writing,
and Secrecy                        all healthcare related interests,
                                   investments,  and business  activities,
                                   whether as proprietor, stockholder, partner, co-venturer, director, officer, employee, independent contractor, agent, consultant, or in any other capacity or manner whatsoever. You shall promptly notify the Board, in writing, of any changes in or additions to such interests, activities or investments within 15 days of such change or addition.

                                   Without the written consent of the Board, you may not engage in any of the following actions during the period that is (a) prior to your termination of employment with the Company and (b) within two (2) years following the termination of your employment with the Company (the "Restricted Period"):

                                   (i) own, either directly or indirectly, any interest in any business that competes with the "Primary Business" in which the Company or any subsidiary or affiliate is engaged at the time your employment terminates, within a radius of 35 miles from any site, facility, or location which is owned, managed or operated by or affiliated with the Company or any of its subsidiaries or affiliates, including physician practices of any kind (except with respect to the Company's Baytown, Texas, facility, where such radius shall be 5 miles). For purposes of this Agreement, the term Primary Business shall mean the delivery of integrated healthcare services in markets where the Company or its subsidiaries or affiliates own hospitals and/ or skilled nursing facilities, with the hospital serving as the hub of the local delivery system in conjunction with its physical medical staff. In addition to inpatient acute care, these services can include (a) individual physician practices and/ or physician based organizations such as primary care and specialty clinics, physician-hospital organizations or medical service organizations, or physician medical groups and (b) ambulatory surgery, psychiatric services, occupational and sports medicine centers, psychiatric after-care and day care programs, and other diagnostic, rehabilitative and treatment services. The Board may modify, from time to time, the definition of Primary Business to include any additional business or service activity in which the Company may engage during your Term or to exclude any business or service in which the Company ceases to engage;

                                   (ii) participate or serve, either directly or indirectly, whether as a proprietor, stockholder, partner, co-venturer, director, officer, agent, or in any other capacity or manner whatsoever in any business or service activity that competes with the Primary Business;

                                   (iii) directly or indirectly, solicit or recruit any individual employed by the Company, its subsidiaries or affiliates for the purpose of being employed by you or by any competitor of the Company on whose behalf you are acting as an agent, representative or employee, or convey any confidential information or trade secrets regarding the Company, its subsidiaries or affiliates to any other person; or

                                   (iv) directly or indirectly, influence or attempt to influence customers of the Company or any of its subsidiaries or affiliates to direct their business to any competitor of the Company.

                                   In the event you violate any of these noncompetition and secrecy provision, you agree to repay any severance amount paid pursuant to this Agreement and agree that you shall forfeit all your outstanding stock options held by you, except for those stock options already vested.

                                   You further expressly agree that the Company will or would suffer irreparable injury if you were to compete with the Company or any subsidiary or affiliate in violation of this Agreement and that the Company would by reason of such competition be entitled to preliminary or permanent injunctive relief in a court of appropriate jurisdiction, and you further consent and stipulate to the entry of such preliminary or permanent injunctive relief in such a court prohibiting you from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement upon an appropriate finding by such court that you have violated this Agreement.

                                   You   acknowledge  and  agree  that  in  your
                                   employment under this Agreement you will occupy and will continue to occupy a position of trust and confidence. You shall not, except as may be required to perform your duties under this Agreement or as required by applicable law, until the expiration of the Restricted Period or until such information shall have become public other than by your unauthorized disclosure, disclose (or threaten to disclose) to others or use, whether directly or indirectly, and any trade secrets or confidential information regarding the Company, its subsidiaries and affiliates, and you agree that the Company would by reason of such disclose or threatened disclosure or other failure to comply, be entitled to preliminary or permanent injunctive relief in a court of appropriate jurisdiction, and you further consent and stipulate to the entry of such preliminary or permanent injunctive relief in such a court prohibiting you from disclosing any trade secrets or confidential information in violation of this Agreement upon an appropriate finding by such court that you have violated this Agreement. You agree never to copy, and to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of your employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information furnished by the Company, its subsidiaries or affiliates or prepared by you during the term of your employment by the Company, its subsidiaries and affiliates.

                                   You agree that you will hold in a fiduciary capacity for the benefit of the Company and any subsidiary and affiliate, and will not directly or indirectly use or disclose, any trade secret that you may have acquired during the term of your employment under this Agreement so long as such information remains a trade secret. The term "trade secret" shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that (a) derives economic value, actual or potential, from not being generally known to, and not being generally readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and
                                   (b) is the subject to reasonable efforts by the Company and each subsidiary and affiliate to maintain its secrecy. This provision regarding trade secrets is intended to provide rights to the Company which are in addition to those rights the Company has under the common law or applicable statutes for the protection trade secrets.

                                    The term  "confidential  information"  under
                                   this Agreement shall mean any secret, confidential or proprietary information that the Company or a subsidiary or an affiliate (not otherwise included in the definition of a trade secret under this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of the company or a subsidiary or an affiliate.

                                    You agree that your  obligations  under this
                                   section are obligations which will continue beyond the date your employment terminates.

                                   You agree that you were separately and adequately compensated for the obligations described in this section, and that they reasonably reflect the need for the Company to protect its business interests.

Assignment                         The Company may assign or otherwise  transfer
                                   this Agreement and any and all of its rights, duties, obligations, or interests under it to any subsidiary or affiliate of the Company. Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes. You agree that assignment or transfer does not entitle you to Severance. This Agreement binds and benefits the Company and its assigns and your heirs and the personal representatives of your estate. Without the Board's prior written consent, you may not assign or delegate your obligations under this Agreement or any or all your rights, duties, or interests under it.

Severability                       lf the final  determination  of an arbitrator
                                   or  a   court   of   competent   jurisdiction
                                   declares,  after the  expiration  of the time
                                   within which  judicial  review (if permitted)
                                   of such determination may be perfected,  that
                                   any term or  provision  of this  Agreement is
                                   invalid or unenforceable, the remaining terms
                                   and provisions  will be  unimpaired,  and the
                                   invalid or  unenforceable  term or  provision
                                   will  be  deemed   replaced   by  a  term  or
                                   provision that is valid and  enforceable  and
                                   that   comes   closest  to   expressing   the
                                   intention of the invalid or unenforceable term or provision.

Amendment; Waiver                  Neither  you  nor  the  Company  may
                                   modify,  amend,  or waive  the  terms of this
                                   Agreement other than by a written  instrument
                                   signed by you and a director  of the  Company
                                   duly authorized by the Board.  Either party's
                                   waiver of the other party's  compliance  with
                                   any  provision  of  this  Agreement  is not a
                                   waiver  of  any  other   provision   of  this
                                   Agreement or of any subsequent breach by such party of a provision of this Agreement.

No Other Agreements                 This Agreement  supercedes
                                    and replaces any and all prior agreements and understandings regarding the terms and conditions of your employment, and this Agreement constitutes the entire agreement between you and the Company with respect to such terms and conditions.

Withholding                        The  Company  will  reduce  its  compensatory
                                   payments  to you  for  withholding  and  FICA
                                   taxes   and  any   other   withholdings   and
                                   contributions required by law or elected by you.

Governing Law                      The laws of the State of Texas (other than
                                   its conflict of laws provisions) govern this Agreement.

Notices Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You must send or deliver your notices to the Company's corporate headquarters. The Company will send or deliver any notice given to you at your address as reflected on the Company's personnel records. You and the Company may change the address for notice by like notice to the others. You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.

lf you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult before signing with any advisors you choose.

                                      PARACELSUS HEALTHCARE CORPORATION

                                      By:_______________________________________

                                      Name:____________________________________

                                    Title:_____________________________________

I accept and agree to the terms of employment set forth in this Agreement:

--------------------------------

Robert L. Smith

Dated: December___, 1999